Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following Unaudited Pro Forma Condensed Combined Financial Statements of Baker Hughes, a GE company, LLC (“BHGE LLC”) present the combination of the historical financial information of General Electric Company’s (“GE”) Oil & Gas business (“GE O&G”) and Baker Hughes Incorporated (“Baker Hughes”) adjusted to give effect to the Transactions, as defined in “Description of Transactions” in the notes to the Unaudited Pro Forma Condensed Combined Financial Statements, to be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”).
The Unaudited Pro Forma Condensed Combined Statement of Income (Loss) for the nine-month period ended September 30, 2017 and for the fiscal year ended December 31, 2016 combines the historical Combined Statement of Income (Loss) of BHGE LLC and the Consolidated Statement of Income (Loss) for Baker Hughes, giving effect to the Transactions as if their consummation (“Closing”) had occurred on January 1, 2016.
The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting with GE O&G considered the accounting acquirer of Baker Hughes. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values with any excess purchase price allocated to goodwill. The pro forma purchase price allocation is preliminary and was based on an estimate of the fair values of the tangible and intangible assets and liabilities related to Baker Hughes and the closing price of Baker Hughes common stock of $57.68 on July 3, 2017. BHGE LLC expects to complete the purchase price allocation after considering the appraisal of Baker Hughes’ assets at the level of detail necessary to finalize the required purchase price allocation, which will be no later than one year from Closing. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final purchase price allocation may be different than that reflected in the preliminary pro forma purchase price allocation presented herein, and this difference may be material.
The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies or revenue synergies that may result from the Transactions.
The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•
the unaudited condensed combined historical financial statements of BHGE LLC as of and for the nine-month period ended September 30, 2017 and related notes (as filed with the SEC on October 31, 2017 in BHGE LLC’s Quarterly Report on Form 10-Q), and the audited historical combined financial statements of GE O&G as of and for the fiscal year ended December 31, 2016 and related notes (included as Exhibit 99.3 to this Current Report on Form 8-K).

•
the unaudited historical consolidated condensed financial statements of Baker Hughes as of and for the six-month period ended June 30, 2017 and related notes (as filed with the SEC on July 28, 2017 in BHGE LLC’s Quarterly Report on Form 10-Q for the six-months ended June 30, 2017), and the audited historical consolidated financial statements of Baker Hughes as of and for the fiscal year ended December 31, 2016 and related notes (as filed with the SEC on February 8, 2017 in Baker Hughes’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016).

BAKER HUGHES, A GE COMPANY, LLC
 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
For the nine-month period ended September 30, 2017
(in millions)

	BHGE LLC September 30, 2017	BHI June 30, 2017	Acquisition Adjustments (Note 3)		Other Merger Related Adjustments (Note 4)		Items not allocable to BHGE LLC (Note 5)		Pro Forma Condensed Combined
Revenues and other income

Sales of goods	$7,541	$1,957	$-		$(4)	4(a)	$-		$9,494
Sales of services	3,955	2,709	-		-		-		6,664
Total revenue	$11,496	$4,666	$-		$(4)		$-		$16,158

Cost and expenses

Cost of goods sold	6,341	1,668	-		84	4(b)	-		8,093
Cost of services sold	2,818	2,304	-		117	4(b)	-		5,239
Research and engineering	-	201	-		(201)	4(b)	-		-
Selling, general and administrative expenses	1,750	409	71	3(a)	-		-		2,230
Restructuring, impairment and other	292	90	-		-		-		382
Merger and related costs	310	80	-		(390)	4(c)	-		-
Total cost and expenses	11,511	4,752	71		(390)		-		15,944
Operating income (loss)	(15)	(86)	(71)		386		-		214
Other non operating income (loss), net	65	-	-		4	4(a)	-		69
Interest expense, net	(75)	(65)	22	3(b)	-		-		(118)
Income (loss) before income taxes and equity in loss of affiliate	(25)	(151)	(49)		390		-		165
Equity in loss of affiliate	(13)	(39)	-		-		-		(52)
Benefit (provision) for income taxes	(125)	(119)	-		-		(181)	5(a)	(425)
Net income (loss)	(163)	(309)	(49)		390		(181)		(312)

Less: net income (loss) attributable to noncontrolling interests	5	(1)	-		-		-		4

Net income (loss) attributable to the Business	$(168)	$(308)	$(49)		$390		$(181)		$(316)

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

BAKER HUGHES, A GE COMPANY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (LOSS)
For the fiscal year ended December 31, 2016
(in millions)

	Historial		Pro Forma Adjustments
	GE O&G	BHI	Acquisition Adjustments (Note 3)		Other Merger Related Adjustments (Note 4)		Items not allocable to BHGE LLC (Note 5)		Pro Forma Condensed Combined
Revenues and other income

Sales of goods	$9,488	$3,870	$-		$(8)	4(a)	$-		$13,350
Sales of services	3,781	5,971	-		-		-		9,752
Total revenue	$13,269	$9,841	$-		$(8)		$-		$23,102

Cost and expenses

Cost of goods sold	7,816	3,722	-		143	4(b)	-		11,681
Cost of services sold	2,307	6,251	-		241	4(b)	-		8,799
Research and engineering	-	384	-		(384)	4(b)	-		-
Selling, general and administrative expenses	1,938	815	121	3(a)	-		-		2,874
Restructuring, impairment and other	516	1,735	-		-		-		2,251
Impairment of goodwill	-	1,858	-		-				1,858
Merger and related costs	33	(3,301)	-		(40)	4(c)	-		(3,308)
Total cost and expenses	12,610	11,464	121		(40)		-		24,155
Operating income (loss)	659	(1,623)	(121)		32		-		(1,053)
Other non operating income (loss), net	27	(97)	-		8	4(a)	-		(62)
Loss on extinguishment of debt	-	(142)	-		142	4(d)			-
Interest expense, net	(102)	(178)	54	3(b)	(142)	4(d)	-		(368)
Income (loss) before income taxes and equity in loss of affiliate	584	(2,040)	(67)		40		-		(1,483)
Equity in loss of affiliate	-	-	-		-		-		-
Benefit (provision) for income taxes	(250)	(696)	-		-		307	5(a)	(639)
Net income (loss)	334	(2,736)	(67)		40		307		(2,122)

Less: net income (loss) attributable to noncontrolling interests	(69)	2	-		-		-		(67)

Net income (loss) attributable to the Business	$403	$(2,738)	$(67)		$40		$307		$(2,055)

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
Note 1. Description of the Transactions
The previously announced combination (the “Transactions”) of GE O&G and Baker Hughes was completed on July 3, 2017 (the “Closing Date”) pursuant to the Transaction Agreement and Plan of Merger, dated as of October 30, 2016, among GE, Baker Hughes, Bear NewCo, Inc. (which was renamed “Baker Hughes, a GE company”) (“BHGE”) and Bear MergerSub, Inc., as amended by the Amendment to Transaction Agreement and Plan of Merger, dated as of March 27, 2017, among GE, Baker Hughes, BHGE, Bear MergerSub, Inc., BHI Newco, Inc. (“Newco 2”) and Bear MergerSub 2, Inc. (the “Transaction Agreement”).
The Transactions included (i) the merger of Baker Hughes with Bear MergerSub 2, Inc., an indirect, wholly owned subsidiary of Baker Hughes, with Baker Hughes surviving the merger as a direct wholly owned subsidiary of Newco 2 (the “First Merger”), (ii) the conversion of the surviving corporation of the First Merger into a Delaware limited liability company (which was originally named Newco LLC and then renamed Baker Hughes, a GE company, LLC) (the “Conversion”), (iii) the merger of Newco 2 with BHGE, with BHGE surviving the merger (the “Second Merger” and collectively with the First Merger, the “Mergers”) and (iv) the transfer by GE to BHGE LLC, following the Mergers and the Conversion, of (1) all of the equity interests of the GE O&G holding companies that held directly or indirectly the assets and liabilities of GE O&G, including GE O&G operating subsidiaries, and (2) $7.4 billion in cash in exchange for approximately 62.5% of the membership interests in BHGE LLC (the “Contribution”).  GE also received Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of BHGE, representing approximately 62.5% of the voting power of the outstanding shares of common stock of BHGE, in exchange for contributing the par value thereof to BHGE.
As a result of the Mergers, each outstanding share of Baker Hughes common stock was converted into the right to receive one share of BHGE’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”).  Following the Mergers and the Contribution, BHGE declared as a special dividend an amount equal to $17.50 per share (the “Dividend”) to the holders of record of the Class A Common Stock immediately following the effective time of the Second Merger.  The Class A Common Stock is listed on the New York Stock Exchange LLC (“NYSE”).
Note 2. Basis of Presentation
The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated results of operations of BHGE LLC based upon the historical financial statements of each of GE O&G and Baker Hughes, after giving effect to the Transactions and are intended to reflect the impact of the Transactions on BHGE LLC’s consolidated statements of income (loss).
The accompanying Unaudited Pro Forma Condensed Combined Financial Statements have been prepared using and should be read in conjunction with the respective unaudited consolidated or combined condensed financial statements of BHGE LLC for the nine-month period ended September 30, 2017, Baker Hughes for the six-month period ended June 30, 2017 and the audited historical financial statement of GE O&G and Baker Hughes for the fiscal year ended December 31, 2016. The accompanying Unaudited Pro Forma Condensed Combined Financial Statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future costs savings due to operating efficiencies or revenue synergies that may result from the Transactions.
The Unaudited Pro Forma Condensed Combined Statement of Income (Loss) for the nine-month period ended September 30, 2017 combines the historical Condensed Combined Statement of Income (Loss) of BHGE LLC and the historical Consolidated Condensed Statement of Income (Loss) of Baker Hughes for the six-month period ended June 30, 2017, to reflect the Transactions as if Closing had occurred on January 1, 2016.
The Unaudited Pro Forma Condensed Combined Statement of Income (Loss) for the fiscal year ended December 31, 2016 combines the historical Condensed Combined Statement of Earnings of GE O&G and the historical Consolidated Condensed Statement of Income (Loss) of Baker Hughes for the fiscal year ended December 31, 2016, to reflect the Transactions as if Closing had occurred on January 1, 2016.
The accompanying Unaudited Pro Forma Condensed Combined Financial Statements of the combined company have been prepared in accordance with GAAP. The Mergers have collectively been accounted for as a business combination, with GE O&G treated as the “acquirer” and Baker Hughes treated as the “acquired” company for financial reporting purposes.
The unaudited historical consolidated condensed financial statements of Baker Hughes have been adjusted to reflect certain reclassifications in order to conform to GE O&G’s financial statement presentation.

The accompanying Unaudited Pro Forma Condensed Combined Financial Statements present the pro forma consolidated tax results based on the treatment of BHGE LLC as a partnership for U.S. federal income tax purposes following Closing. As such, BHGE LLC itself is not subject to U.S. federal income tax under current U.S. tax laws. BHGE LLC will file a U.S. federal partnership information return that reports its U.S. items of income, gain, loss and deduction for each taxable year. The members of BHGE LLC will each be required to take into account for U.S. federal income tax purposes its distributive share of the items of income, gain, loss and deduction of BHGE LLC, which generally will include the items of income, gain, loss and deduction attributable to the U.S. operations of both Baker Hughes and GE O&G. BHGE and GE will each be taxed on their distributive share of income and gain, whether or not a corresponding amount of cash or other property is distributed to them. For assets held indirectly by BHGE LLC through subsidiaries, the taxes attributable to those subsidiaries will be reflected in the consolidated financial statements of BHGE LLC and BHGE.
For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, a global blended statutory tax rate of 36% has been used. This does not reflect BHGE LLC’s effective tax rate, which includes other tax items such as state and foreign taxes, which are generally at tax rates lower than the U.S. federal income tax rate as well as other tax charges and benefits, and does not take into account any historical or possible future tax events that may impact BHGE LLC.
Certain columns may not add due to the use of rounded numbers.
Note 3. Purchase Accounting Adjustments
The Unaudited Pro Forma Condensed Combined Statements of Income (Loss) reflect the allocation of the preliminary estimated purchase price to identifiable assets to be acquired and liabilities to be assumed, with the excess recorded as goodwill. The purchase price allocation in these Unaudited Pro Forma Condensed Combined Financial Statements is based upon a purchase price of approximately $24,798 million and results in goodwill of approximately $13,144 million.

The purchase price is computed using the value of Baker Hughes’ share price on the Closing Date of $57.68 per share.
The following table summarizes the components of the estimated merger consideration reflected in the unaudited pro forma condensed combined financial information (in millions except share and per-share data):

Purchase Consideration	July 3, 2017
(in millions, except share and per share amounts)
Baker Hughes shares outstanding	426,097,407
Restricted stock units vested upon closing	1,611,566

Total Baker Hughes shares outstanding for merger consideration	427,708,973
Baker Hughes share price on July 3, 2017 per share	$57.68

Purchase consideration	$24,670

Rollover of outstanding options into options to purchase Class A shares of BHGE (fair value)	114

Precombination service of restricted stock units (fair value)	14
Total purchase consideration	$24,798

The following table summarizes the preliminary allocation of purchase consideration to the identifiable assets acquired and liabilities assumed of Baker Hughes:

Preliminary identifiable assets acquired and liabilities assumed	Estimated Fair Value at July 3, 2017
Assets
Cash and equivalents	$4,133
Current receivables	2,378
Inventories	1,975
Property, plant and equipment	4,048
Other intangible assets	4,400
All other assets	1,395
Liabilities
Accounts payable	(1,115)
Borrowings	(3,373)
Liabilities for pensions and other postretirement benefits	(684)
All other liabilities	(1,426)
Total identifiable net assets	$11,731
Noncontrolling interest associated with net assets acquired	(77)
Goodwill	13,144
Total purchase consideration	$24,798
The estimated intangible assets attributable to the Transactions are comprised of the following (in millions except weighted average life):

		Amortization Expense
	Fair value	Six-month period ended June 30, 2017	Fiscal year ended December 31, 2016	Estimated Weighted Average Life (Years)
Customer relationships	$1,300	$43	$87	15
Trade name—Baker Hughes	2,000	—	—	Indefinite-lived
Trade names—Other	200	10	20	10
Developed Technology	900	45	90	10
Total	$4,400	$98	$197
The estimated fair values for this pro forma presentation for technology and trade names were measured using the relief-from-royalty method. This method assumes the developed technology and trade names have value to the extent that the owner is relieved of the obligation to pay royalties for the benefits received from them.
The estimated fair value for this pro forma presentation for customer relationships is measured using the discounted cash flow method.
The use of different methodologies or assumptions could result in different values, and those differences could be significant.

The Unaudited Pro Forma Condensed Combined Statements of Income (Loss) reflect the following adjustments:

3(a)
Represents net change in selling, general and administrative expenses of $71 million and $121 million for the pre-Merger periods (six-month period ended June 30, 2017 and the fiscal year ended December 31, 2016, respectively), resulting from adjustments to intangible assets described in Note 3 and the removal of historical amortization of pre-existing intangibles of $27 million and $76 million for the pre-Merger periods (six-month period ended June 30, 2017 and the fiscal year ended December 31, 2016, respectively).

3(b)
Represents a decrease in interest and other financial charges of $22 million and $54 million for the pre-Merger periods (six-month period ended June 30, 2017 and the fiscal year ended December 31, 2016, respectively), resulting from the amortization, by the effective interest method, of the fair value increase to debt (an adjustment of $364 million to record Baker Hughes’ debt at its estimated fair value of $3,143 million (carrying value at July 3, 2017 of $2,779 million) which generates a reduction of interest expense in a manner similar to the amortization of debt premium.

Note 4. Other Adjustments

In addition to the purchase accounting adjustments described in Note 3, other adjustments were made as described in this Note 4.

The Unaudited Pro Forma Condensed Combined Statements of Income (Loss) reflect the following adjustments:

4(a)
Represent the reclassification of royalty income of $4 million and $8 million for the pre-Merger periods (six-month period ended June 30, 2017 and the fiscal year ended December 31, 2016, respectively), to conform the amounts of Baker Hughes to GE O&G’s financial statement presentation, which reflects similar costs as other non-operating income (loss).

4(b)
Represents the reclassification of research and engineering costs of $201 million and $384 million for the pre-Merger periods (six-month period ended June 30, 2017 and the fiscal year ended December 31, 2016, respectively), to conform the amounts of Baker Hughes to GE O&G’s financial statement presentation, which reflects similar costs as either cost of goods sold or cost of services sold depending on their nature. The reclassification is as follows:

•	increase to cost of goods sold of $84 million and $143 million for the pre-Merger periods (six-month period ended June 30, 2017 and the fiscal year ended December 31, 2016, respectively); and

•	increase to cost of services sold of $117 million and $241 million for the pre-Merger periods (six-month period ended June 30, 2017 and the fiscal year ended December 31, 2016, respectively).

4(c)
Represents the net elimination of costs related to the Transactions, including legal, professional and other directly attributable transaction costs, of $390 million and $40 million that were reflected in the historical financial statements of (i) BHGE LLC for the nine-month period ended September 30, 2017 and Baker Hughes for the pre-Merger period (six-month period ended June 30, 2017), and (ii) GE O&G and Baker Hughes for the fiscal year ended December 31, 2016, respectively, that are non-recurring, directly attributable to the Transactions and incurred within 12 months of the transactions.

4(d)
Represents the reclassification of loss on early extinguishment of debt of $142 million to conform the amounts of Baker Hughes to GE O&G’s financial statement presentation for the fiscal year ended December 31, 2016.

Note 5. Items Not Allocable to BHGE LLC
The following represent an adjustment to the historical financial statements of GE O&G and Baker Hughes to give effect to the formation of BHGE LLC as an entity that is taxed as a partnership pursuant to the terms of the Transaction Agreement and the agreement of the parties with respect to pre-Closing tax liabilities and assets.

5(a)
Represents an adjustment of $(181) million and $307 million for the pre-Merger periods (six-month period ended June 30, 2017 and the fiscal year ended December 31, 2016, respectively). The adjustments eliminate all of the historical U.S taxes associated with assets held directly by BHGE LLC.

Note 6. Items Not Included
The following impacts, which could be material, related to the Transactions are not included or provided for in the Unaudited Pro Forma Condensed Combined Statements of Income (Loss):

•	Property, plant and equipment has not been adjusted as BHGE LLC will require additional information to complete its analysis. The fair value adjustment is not expected to be significant.

•	Estimated transaction costs that are non-recurring, directly attributable to the Transactions and expected to be incurred within 12 months of the Transactions.

•
Costs that may be incurred in connection with the integration of GE O&G and Baker Hughes, including transition services agreements, site services agreement, professional fees, consultants, information technology implementation, relocation and severance, would not be considered factually supportable.

•	Other appropriate adjustments to the purchase price allocation which will be refined and recorded as more information becomes available.
The Unaudited Pro Forma Condensed Combined Statements of Income (Loss) also do not reflect any revenue or cost synergies expected to be realized in connection with the Transactions.

Note 7. Significant Non-recurring Item
In May 2016, Baker Hughes was paid a contractually obligated termination fee of $3.5 billion pursuant to the termination of the prior merger agreement with Halliburton. In addition, Baker Hughes incurred costs of $180 million associated with the prior merger agreement. These amounts are included in Baker Hughes’ Consolidated Statements of Income (Loss) for fiscal year ended December 31, 2016. The recognized income and expense are not expected to recur in future periods.